Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANT

We hereby consent to the use in Energy Search's proxy statement for its special meeting of shareholders concerning the proposed merger with EOG Tennessee, Inc. (the "Proxy Statement") of our estimates of the oil and gas reserves and economics of the Company contained in our report dated May 10, 2001, effective January 1, 2001 (the "2001 Report"), as well as our report dated March 1, 2000, on the oil and gas reserves and economics of the Company as of January 1, 2000 (the "2000 Report"). We also hereby consent to any reference in the Proxy Statement to Wright & Company, Inc. as experts in oil and gas economic analysis. We also hereby consent to the incorporation by reference of the 2000 Report and the 2001 Report referred to in the Proxy Statement into the Company's Registration Statement on Form S-3 (No. 333-58407), Registration Statement on Form S-8 (No. 333-80649) and Registration Statement on Form S-8 (No. 333-86849).

WRIGHT & COMPANY, INC.

By: /s/ D. Randall Wright
D. Randall Wright President

June 19, 2001 Brentwood, TN